Exhibit 99.1

Contacts:	W. Benjamin Moreland, CFO
Jay Brown, Treasurer
Crown Castle International Corp.
713-570-3000

FOR IMMEDIATE RELEASE

CROWN CASTLE INTERNATIONAL ISSUES NOTICE TO

REDEEM 8 1/4% CONVERTIBLE PREFERRED STOCK, AMENDS

REVOLVING CREDIT FACILITY & UPDATES

FULL YEAR 2006 OUTLOOK

November 30, 2005 – HOUSTON, TEXAS – Crown Castle International Corp. (NYSE:CCI) today announced it has amended and increased its revolving credit facility and has exercised its redemption right for its $200 million 8  1/4% Series A Cumulative Convertible Redeemable Preferred Stock (“Preferred Stock”) held by an affiliate of GE.

Under the terms of the amended credit agreement, Crown Castle’s revolving credit facility has been increased from $275 million to $325 million. As permitted under the amended terms, Crown Castle will use $150 million of borrowings and approximately $54 million of existing cash balances to fund the redemption of the Preferred Stock and accrued dividends. The redemption eliminates the potential conversion of the Preferred Stock into 7.44 million shares of common stock, or 3.5% of common shares outstanding.

Crown Castle expects that as of December 16, 2005, the anticipated redemption date of the Preferred Stock, the revolving credit facility will be drawn $295 million. Additional borrowings under the credit facility may be used for capital expenditures and acquisitions, subject to certain conditions. Further, the termination date of the revolving credit facility has been extended to November 28, 2006. No other material terms of the revolving credit facility were amended.

OUTLOOK

The following statements and outlook tables are based on current expectations and assumptions and assume a US dollar to Australian dollar exchange rate of 0.76 US dollars to 1.00 Australian dollars. Crown Castle’s outlook contains forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to

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differ from the forward-looking statements herein is set forth below and in Crown Castle’s filings with the Securities and Exchange Commission.

Crown Castle has revised its outlook for full year 2006 to reflect the increased interest expense related to the amended revolving credit facility. Crown Castle’s outlook for the fourth quarter and full year 2005 has remained unchanged from the outlook issued on October 26, 2005.

The following table sets forth Crown Castle’s current outlook for the fourth quarter of 2005 and full year 2005:

(dollars in millions)	Fourth Quarter 2005	Full Year 2005
Site Rental Revenue	$155 to 157	$595 to 597
Site Rental Cost of Operations	$50 to 52	$195 to 197
Site Rental Gross Margin	$104 to 106	$399 to 401
Adjusted EBITDA	$87 to 89	$332 to 334
Interest Expense	$28 to 30	$131 to 133
Sustaining Capital Expenditures	$3 to 5	$12 to 14
Recurring Cash Flow	$54 to 56	$186 to 188

Revenue Generating Capital Expenditures:

Revenue Enhancing on Existing Sites	$5 to 7	$19 to 21

Land Purchases	$5 to 7	$9 to 11

New Site Construction	$4 to 6	$15 to 17

Total Revenue Generating Capital Expenditures	$14 to 20	$43 to 49

The following table sets forth Crown Castle’s current outlook for full year 2006:

(dollars in millions)	Full Year 2006
Site Rental Revenue	$655 to 665
Site Rental Cost of Operations	$208 to 212
Site Rental Gross Margin	$445 to 455
Adjusted EBITDA	$370 to 380
Interest Expense	$124 to 129
Sustaining Capital Expenditures	$11 to 15
Recurring Cash Flow	$226 to 236

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INVESTORS’ DAY DETAILS

Crown Castle is hosting its Investors’ Day tomorrow, December 1, 2005. The Investors’ Day will be webcast live over the Internet at http://www.crowncastle.com. During the Investors’ Day, Crown Castle will be discussing its core tower business, Crown Castle Mobile Media and its investment in FiberTower. The Investors’ Day presentations will be available live via webcast from 10:00 a.m. until approximately 2:30 p.m. eastern time and archived for replay for at least 90 days at http://www.crowncastle.com. Materials related to the Investors’ Day presentations will also be available at http://www.crowncastle.com.

Crown Castle International Corp. engineers, deploys, owns and operates technologically advanced shared wireless infrastructure, including extensive networks of towers and rooftops. Crown Castle offers significant wireless communications coverage to 68 of the top 100 United States markets and to substantially all of the Australian population. Crown Castle owns, operates and manages over 11,000 and 1,300 wireless communication sites in the U.S. and Australia, respectively. For more information on Crown Castle visit: http://www.crowncastle.com.

Non-GAAP Financial Measures

This press release includes presentations of Adjusted EBITDA and recurring cash flow, which are non-GAAP financial measures.

Crown Castle defines Adjusted EBITDA as net income (loss) plus cumulative effect of change in accounting principle, income (loss) from discontinued operations, minority interests, credit (provision) for income taxes, interest expense, amortization of deferred financing costs, interest and other income (expense), depreciation, amortization and accretion, operating non-cash compensation charges, asset write-down charges and restructuring charges (credits). Adjusted EBITDA is not intended as an alternative measure of operating results (as determined in accordance with Generally Accepted Accounting Principles (GAAP)). Adjusted EBITDA is presented as additional information because management believes it to be a useful indicator of the current financial performance of our core businesses. In addition, Adjusted EBITDA is the measure of current financial performance generally used in our debt covenant calculations.

Crown Castle defines recurring cash flow to be Adjusted EBITDA, less interest expense and less sustaining capital expenditures. Each of the amounts included in the calculation of recurring cash flow are computed in accordance with GAAP, with the exception of sustaining capital expenditures, which is not defined under GAAP. Sustaining capital expenditures are defined as capital expenditures (determined in accordance with GAAP) which do not increase the capacity or term of an asset. Recurring cash flow is not intended as an alternative measure of cash flow from operations (as determined in accordance with GAAP). Recurring cash flow is provided as additional information because management believes it to be useful in providing investors with a reasonable estimate of our cash flow available for discretionary investments (including expansion projects, improvements to existing sites, debt repayment, securities purchases and dividends) without reliance on additional borrowing or the use of our cash and cash equivalents.

Our measures of Adjusted EBITDA and recurring cash flow may not be comparable to similarly titled measures of other companies. The tables set forth below reconcile these non-GAAP financial measures to comparable GAAP financial measures.

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Adjusted EBITDA for the quarter ending December 31, 2005 and the years ending December 31, 2005 and December 31, 2006 is forecasted as follows:

(dollars in millions)	Q4 2005 Outlook	Full Year 2005 Outlook	Full Year 2006 Outlook
Net income (loss)	$(24) to (11)	$(408) to (394)	$(87) to (42)
Minority interests	(1) to (2)	(4) to (5)	0 to (5)
Credit (provision) for income taxes	0.1 to 0.2	0.5 to 0.6	0 to 1
Interest expense and amortization of deferred financing costs	28 to 30	131 to 133	124 to 129
Interest and other income (expense)	0 to 2	285 to 287	0 to 5
Depreciation, amortization and accretion	72 to 77	289 to 294	290 to 315
Operating non-cash compensation charges	1 to 2	16 to 17	4 to 6
Asset write-down charges	0 to 2	2 to 4	4 to 6
Restructuring charges (credits)	—	8 to 9	—

Adjusted EBITDA	$87 to 89	$332 to 334	$370 to 380

Recurring Cash Flow for the quarter ending December 31, 2005 and the years ending December 31, 2005 and December 31, 2006 is forecasted as follows:

(dollars in millions)	Q4 2005 Outlook	Full Year 2005 Outlook	Full Year 2006 Outlook
Net cash provided by operating activities	$54 to 59	$163 to 168	$217 to 251
Add: Other adjustments(1)	0 to 5	30 to 39	0 to 20
Less: Sustaining capital expenditures	(3) to (5)	(12) to (14)	(11) to (15)

Recurring Cash Flow	$54 to 56	$186 to 188	$226 to 236

(1)	Other adjustments include adjustments for changes in assets and liabilities, excluding the effects of acquisitions, restructuring charges and provision for income taxes.

Other Calculations:

Sustaining Capital Expenditures for the quarter ending December 31, 2005 and the year ending December 31, 2005 is forecasted as follows:

(dollars in millions)	Q4 2005 Outlook	Full Year 2005 Outlook
Capital expenditures	$17 to 25	$55 to 63
Less: Revenue enhancing on existing sites	(5) to (7)	(19) to (21)
Less: Land purchases	(5) to (7)	(9) to (11)
Less: New site construction	(4) to (6)	(15) to (17)

Sustaining Capital Expenditures	$3 to 5	$12 to 14

Site Rental Gross Margin for the quarter ending December 31, 2005 and for the years ending December 31, 2005 and December 31, 2006 is forecasted as follows:

(dollars in millions)	Q4 2005 Outlook	Full Year 2005 Outlook	Full Year 2006 Outlook
Site rental revenue	$155 to 157	$595 to 597	$655 to 665
Less: Site rental cost of operations	(50) to (52)	(195) to (197)	(208) to (212)

Site Rental Gross Margin	$104 to 106	$399 to 401	$445 to 455

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Recurring Cash Flow for the quarter ending December 31, 2005 and for the years ending December 31, 2005 and December 31, 2006 is forecasted as follows:

(dollars in millions)	Q4 2005 Outlook	Full Year 2005 Outlook	Full Year 2006 Outlook
Adjusted EBITDA	$87 to 89	$332 to 334	$370 to 380
Less: Interest expense	(28) to (30)	(131) to (133)	(124) to (129)
Less: Sustaining capital expenditures	(3) to (5)	(12) to (14)	(11) to (15)

Recurring Cash Flow	$54 to 56	$186 to 188	$226 to 236

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements and information that are based on our management’s current expectations. Such statements include, but are not limited to, plans, projections and estimates regarding (i) the redemption of the 8  1/4% Series A Cumulative Convertible Redeemable Preferred Stock, (ii) use of proceeds of the amended credit facility, (iii) amount of outstanding borrowings under the amended credit facility, (iv) currency exchange rates, (iv) site rental revenue, (v) site rental cost of operations, (vi) site rental gross margin, (vii) Adjusted EBITDA, (viii) interest expense, (ix) sustaining capital expenditures, (x) recurring cash flow, (xi) revenue enhancing capital expenditures on existing sites, (xii) land purchases, (xiii) new site construction, and (xiv) revenue generating capital expenditures. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including but not limited to prevailing market conditions and the following:

•	Our business depends on the demand for wireless communications and towers, and we may be adversely affected by any slowdown in such demand.
•	The loss or consolidation of, network sharing among, or financial instability of any of our limited number of customers may materially decrease revenues.
•	Consolidations and mergers in the wireless industry could decrease the demand for our sites and may lead to reductions in our revenues and our ability to generate positive cash flows.
•	An economic or wireless telecommunications industry slowdown may materially and adversely affect our business and the business (including reducing demands for our towers and network services) of our customers.
•	Our substantial level of indebtedness may adversely affect our ability to react to changes in our business and limit our ability to use debt to fund future capital needs.
•	We operate in a competitive industry and some of our competitors have significantly more resources or less debt than we do.
•	Technology changes may significantly reduce the demand for site leases and negatively impact the growth in our revenues.
•	2.5G/3G and other technologies may not deploy or be adopted by customers as rapidly or in the manner projected.
•	We generally lease or sublease the land under our sites and towers and may not be able to extend these leases.
•	We may need additional financing, which may not be available, for strategic growth opportunities.
•	Restrictive covenants on our debt instruments may limit our ability to take actions that may be in our best interests.
•	Our investment in FiberTower has certain risk factors different from our consolidated operations, including an unproven business model, and may produce results that are less than anticipated, including a write off of all or part of such investment.
•	Crown Castle mobile Media business has certain risk factors different from our consolidated core businesses, including an unproven business model, and may produce results that are less than anticipated, including a write off of all or part such business and its assets.
•	Laws and regulations, which may change at any time and with which we may fail to comply, regulate our business.
•	We are heavily dependent on our senior management.
•	Our network services business has historically experienced significant volatility in demand, which reduces the predictability of our results.
•	We may suffer from future claims if radio frequency emissions from wireless handsets or equipment on our towers are demonstrated to cause negative health effects.
•

Certain provisions of our certificate of incorporation, bylaws and operative agreements and domestic and international competition laws may make it more difficult for a third party to acquire control of us

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or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.
•	Sales or issuances of a substantial number of shares of our common stock may adversely affect the market price of our common stock.
•	Our participation or failure to participate in a tower industry consolidation may be harmful to our business.
•	Disputes with customers and suppliers may adversely affect results.
•	We may suffer losses due to exposure to changes in foreign currency exchange rates relating to our operations in Australia.

Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the Securities and Exchange Commission.